                                 B Y L A W S
                                 - - - - - -

                                KEY TO BYLAWS
                                -------------

ARTICLE I.                          NAME AND SEAL.

ARTICLE II.                         REGISTERED AND PRINCIPAL OFFICES.

ARTICLE III.                        MEETING OF SHAREHOLDERS.

ARTICLE IV.                         DIRECTORS AND BOARD MEETINGS.

ARTICLE V.                          OFFICERS.

ARTICLE VI.                         INDEMNIFICATION OF DIRECTORS, OFFICERS
                                    AND OTHER PERSONS.

ARTICLE VII.                        FINANCIAL REPORTS TO SHAREHOLDERS.

ARTICLE VIII.                       RELATION OF DIRECTORS AND OFFICERS TO

                                    CORPORATION.

ARTICLE IX.                         CORPORATE RECORDS.

ARTICLE X.                          SHARES OF CAPITAL STOCK.

ARTICLE XI.                         DIVIDENDS AND OTHER DISTRIBUTIONS TO
                                    SHAREHOLDERS.

ARTICLE XII.                        MISCELLANEOUS.

ARTICLE XIII.                       AMENDMENTS.

ARTICLE XIV.                        ADOPTION OF BYLAWS.


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                          PHOENIX MICROWAVE CORPORATION

                                     BYLAWS

ARTICLE I.        NAME AND SEAL.
----------        --------------

         Section 101. Name. The name of the corporation is PHOENIX MICROWAVE CORPORATION.

         Section 102. State of Incorporation. The corporation has been incorporated under the laws of the Commonwealth of Pennsylvania.

         Section 103. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the corporation, the year of its organization, the words "Corporate Seal", and the name "Commonwealth of Pennsylvania". The seal may be used by any person authorized by the Board of Directors of the corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II.       REGISTERED AND PRINCIPAL OFFICES.
-----------       ---------------------------------

         Section 201. Registered Office. The registered office of the corporation in the Commonwealth of Pennsylvania shall be at c/o Spector Cohen Gadon & Rosen, P.C., 1700 Market Street, 29th Floor, Philadelphia, PA 19103.

         Section 202. Offices. The principal office of the corporation and any other offices of the corporation shall be located at such places, within and without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE III.      MEETINGS OF SHAREHOLDERS.
------------      -------------------------

         Section 301. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board..of Directors from time to time.

         Section 302. Annual Meetings. At least once in each calendar year on a date determined by the Board of Directors, a meeting of the shareholders shall be held at which time they shall elect Directors and transact such other business as may properly be brought before the meeting.

         Section 303. Special Meetings. Special meetings of the shareholders may be called at any time by the President, or the Board of Directors. At any time, upon such written request for a special meeting, it shall be the duty of the Secretary to fix a date for the meeting, to be held not more than sixty (60) days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date and give notice, the person or persons making the request may do so.

         Section 304. Notice of Meetings. Written notice of every meeting of shareholders, stating the time and place thereof, shall be given as herein provided (by, or at the direction of, the person authorized to call the meeting) to each shareholder of record entitled to vote at the meeting, at least five (5) days prior to the day named for the meeting, unless a greater period of notice is required by statute in a particular case. In the case of a special meeting of shareholders, the notice shall also set forth the purpose of the meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at any adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

         Section 305. Quorum. The shareholders present, in person or by proxy, at a shareholders' meeting duly called shall constitute a quorum for the transaction of business except as otherwise provided by law or by resolution of the Board of Directors prior to such meeting. If however, such quorum shall not be present, those present thereat may adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors.

         Section 306. Voting. Each shareholder shall be entitled to one (1) vote, in person or by proxy, for each full share having voting power standing registered in his name on the tenth (10th) day preceding the meeting of shareholders exclusive of the day of such meeting, or on such other record date as the Board of Directors shall fix prior to such record date.

         Section 307. Vote by Ballot. Upon the demand of any shareholder made before the voting begins, the vote for Directors and the vote upon any other question or matter before a shareholder meeting, shall be by ballot.

         Section 308. Proxy Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and delivered to the Secretary at the meeting. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

         Section 309. Unpaid Shares. No share upon which any installment is due the corporation and unpaid shall be voted at any meeting.

         Section 310. Voting List. The officer or agent having charge of the transfer books shall make at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof (kept at the registered office of the corporation) shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.

         Section 311. Informal Action by Less Than Unanimous Consent. Any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing to such action, setting forth the action so taken, shall be (1) signed by shareholders entitled to cast such a percentage of the number of votes which all such shareholders are entitled to cast thereon as is required by law for the taking of action at a meeting of the shareholders or of a class of shareholders and (2) filed with the secretary of the Corporation. In no case, however, shall such percentage be less than the larger of (1) two-thirds of the total number of votes which all shareholders of the corporation or of a class of shareholders are entitled by the Articles to case upon such action, or (2) the minimum percentage of the vote required by law, if any, for the proposed corporate action.

Such action shall not become effective until after at least ten days' written notice of such action shall have been given to each shareholder of record entitled to vote thereon. This section shall not be applicable to any action with respect to any plan or amendment of articles in which Section 515 of the Pennsylvania Business Corporation Law is applicable.

         Section 312. Cumulative Voting. Unless the Articles of the corporation expressly provide for cumulative voting, in all elections for Directors, every shareholder entitled to vote shall have the right, in person or by proxy, to cast one vote per share; there shall be-no cumulative voting.

ARTICLE IV.       DIRECTORS AND BOARD MEETINGS.
-----------       -----------------------------

         Section 401. Management by Board of Directors. The business, property and affairs of the corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 402. Number of Directors. The Board of Directors shall consist of not less than three (3) nor more than six (6) Directors. Within these limits the number of Directors shall be as established by resolution of the Board of Directors, provided, however, that no reduction in the

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number of Directors shall in any way affect the terms of Directors then in office.

         Section 403. Qualifications of Directors. The Directors need not be residents of the Commonwealth of Pennsylvania or shareholders in the corporation.

         Section 404. Election of Directors. The Directors shall be elected by the shareholders at the annual meeting of shareholders of the corporation. Each Director shall be elected for the term of one year, and until his successor shall be elected and shall qualify. Only such persons as are duly nominated by
(1) the incumbent officers of the corporation in consultation with the Board of Directors, or (2) holders of that number of shares which is entitled to cast at least ten percent of all votes at said annual election, which nominations shall be filed with the Secretary of the corporation at least forty-eight hours before the time scheduled for said meeting, shall be eligible for election.

         Section 405. Vacancies. If the office of any Director shall become vacant by reason of death, resignation, disqualification or other cause, such vacancy or vacancies, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board, though less than a quorum. Each person so elected by the Board of Directors to fill a vacancy shall be a Director until his or her successor is elected by the shareholders who may make such election at the next annual meeting of shareholders, or at any earlier special meeting of the shareholders duly called for that purpose, and until such successor shall qualify.

         Section 406. Removal of Directors. The entire Board of Directors, or any individual director may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of such directors. In case the Board or any one or more directors be so removed, new directors may be elected at the same meeting. Except in a situation in which the entire Board be removed, unless the Articles of Incorporation fail to provide for cumulative voting, no individual Director shall be removed from office if a number of votes are cast against the resolution for his removal, which, if cumulatively voted at an election of the full Board or full class of Directors of which he is part, would be sufficient to elect one director. The Board of Directors may declare vacant the office of a director if he be declared of unsound mind by an order of court, or convicted of felony, or for any other proper cause, or if, within sixty (60) days after notice of his election, he does not accept such office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification as these Bylaws may specify.

         Section 407. Resignations. Any Director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

         Section 408. Compensation of Directors. The compensation, if any, of Directors shall be as determined by the Board of Directors. In addition to compensation, if any, for services as a Director, a Director may serve the Corporation in other capacities and receive separate compensation therefor.

         Section 409. Place of Board Meetings. Meetings of the Board of Directors may be held at any place or places, within or outside the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time, or as may be designated in the notice calling the meeting.

         Section 410. Regular Meetings. Regular meetings of the Board of Directors shall be held in each year at such times as the Board of Directors may provide, from time to time, by resolution with appropriate notice to the members of the Board of Directors.

         Section 411. Special Meetings. Unless the Board of Directors shall otherwise direct, special meetings of the Board of Directors may be called by or at the request of the President of the corporation on appropriate notice to each Director, which notice shall, in any event, be given at least twenty-four (24) hours before the time for which the meeting is scheduled. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of any two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside the Commonwealth of Pennsylvania, as the place for holding any special meeting of the Board of Directors called by them. Any business may be transacted at a special meeting.

         Section 412. Notice of Meetings. Unless otherwise required by law or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notwithstanding anything herein to the contrary, no action of the Board of Directors or corporate action taken pursuant thereto shall be deemed unauthorized solely because the provisions of this Article concerning notice of Directors' meetings have not been complied with, provided that said Board action is taken in a meeting at which a quorum of Directors is present, and such action is approved or subsequently ratified by a majority of Directors then in office.

         Section 413. Quorum. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the at the pleasure of the Board of Directors. The Board of Directors may add to the title of any officer or assistant officer a word or words descriptive of his powers or the general character of his duties. If the office of any officer or assistant officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

         Section 502. Agents of Employees. The Board of Directors may by resolution designate the officer or officers who shall have authority to appoint such agents or employees as the needs of the corporation may require. In the absence of such designation this function may be performed by the President and may be delegated by him to others in whole or in part.

         Section 503. Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors or by authority conferred by resolution of the Board. The Board also may fix the salaries of other compensation of assistant officers, agents and employees of the corporation, but in the absence of such action this function shall be performed by the President or by others under his supervision.

         Section 504. Removal of Officers, Agents or Employees. Any officer, assistant officer, agent or employee of the corporation may be removed or his authority revoked by resolution of the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal or revocation shall be without prejudice to the rights, if any, of the person so removed, to receive compensation or other benefits in accordance with the terms of existing contracts. Any agent or employee of the corporation likewise may be removed by the President or, subject to his supervision, by the person having authority with respect to the appointment of such agent or employee.

         Section 505. Chairman of the Board and President; Powers and Duties.

            (a) The Chairman of the Board, if elected or appointed, shall preside at all meetings of the shareholders and of the Board of Directors and shall have such powers and duties as the Board may prescribe.

            (b) The President shall be the chief executive officer of the corporation. He shall have general charge and supervision of the business of the corporation and shall exercise or perform all the powers and duties usually incident to the office of President. In the absence of the Chairman of the Board the President shall preside at all Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

         Section 414. Informal Action by Board of Directors Without Meeting. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting and without notice or a waiver of notice, if a consent in writing, setting forth the action so taken or the action to be taken by the corporation, shall be signed by all the Directors and shall be filed with the Secretary of the corporation.

         Section 415. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, delegate two (2) or more of its number to constitute an Executive Committee, which, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors, in the management of the business of the corporation.

         Section 416. Other Committees. Committees other than the Executive Committee may be established, from time to time, by resolution adopted by a majority of the whole Board, and shall consist of at least two Directors, and shall have such powers as the Board of Directors shall. prescribe by the resolution forming such Committee.

         Section 417. Presence at Meetings. Any one or more Directors or shareholders may participate in a meeting of the Board or a committee of the Board or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and any person so participating shall be deemed present at the meeting for all purposes.

ARTICLE V.        OFFICERS, AGENTS AND EMPLOYEES.
----------        -------------------------------

         Section 501. Executive Officers. The executive officers of the corporation shall be elected annually by the Board of Directors and shall be a President, a Secretary and a Treasurer. A Chairman of the Board, one or more Vice Presidents, and such other officers and assistant officers also may be elected or appointed as the Board of Directors may authorize from time to time. Any two offices, except those of President and Vice President, may be filled by the same person. In addition to the powers and duties prescribed by these Bylaws, the officers and assistant officers shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. The officers and assistant officers of the corporation shall hold office meetings of the shareholders and of the Board of Directors. He shall from time to time make such reports of the affairs of the corporation as the Board may require and shall annually present to the annual meeting of the shareholders a report of the business of the corporation for the preceding fiscal year.

            (c) The Chairman of the Board and President shall be, ex officio, members of the executive committee (if any) and of every other committee appointed by the Board.

         Section 506. Vice President; Powers and Duties. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President; and if there be more than one Vice President, their seniority in performing such duties and exercising such powers shall be determined by the Board of Directors or, in default of such determination, by the order in which they were first elected or appointed. Each Vice President also shall have such powers and perform such duties as may be assigned to him by the Board.

         Section 507. Secretary; Powers and Duties. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes and minutes thereof in books to be kept for that purpose; and shall perform like duties for the executive committee of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board or by the President. He shall keep in safe custody the corporate seal of the corporation, and may affix the same to any instrument requiring it and attest the same.

         Section 508. Treasurer; Powers and Duties. The Treasurer shall be the chief financial officer and shall cause full and accurate accounts of receipts and disbursements to be kept in books belonging to the corporation. He shall see to the deposit of all moneys and other valuable effects in the name and to the credit of the corporation in such depositary or depositaries as may be designated by the Board of Directors, subject to disbursement or disposition upon orders signed in such manner as the Board of Directors shall prescribe. He shall render to the President and to the directors, at the regular meetings of the Board or whenever the President or the Board may require it, an account of all his transactions as Treasurer and of the results of operations and financial condition of the corporation. Only if required by the Board, the Treasurer shall give the corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board for the faithful discharge of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, records, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 509. Delegation of Officers' Duties. Any officer may delegate duties to his assistant (if any) appointed by the Board; and in case of the absence of any officer or assistant officer

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of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate or authorize the delegation of his powers or duties, for the time being, to any person.

ARTICLE VI.       INDEMNIFICATION OF DIRECTORS,
-----------       -----------------------------
                           OFFICERS AND OTHER PERSONS.
                           ---------------------------

         Section 601. Indemnification in Non-derivative Context. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 602. Special Director Provision. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director of the Corporation, or is or was serving at the request of the corporation as a director of another corporation or for any reason while serving as director of the corporation, against monetary damages as such for any action taken, or any failure to take any action, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (whether brought by or in the right of the corporation or otherwise) if he performed his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances within the meaning of 42 Pa. C.S.A. 58363 (1986) unless the director has breached or failed to perform the duties of his office under ss.8363 and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided that, absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation. The provisions of this section shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law.

         In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

         (1) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

         (2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

         (3) A committee of the board upon which he does not serve, duly designated in accordance with law, or so believed to be by the director, as to matters within its designated authority, which committee the director reasonably believes to merit confidence; and provided however that, a director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted. In discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of any duties described in this
                  Section 602.

         This Section 602 shall not apply to any actions filed prior to January 28, 1987, nor to any breach of performance of duty or any failure of performance of duty by any director occurring prior to January 28, 1987.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation.

         In addition to the rights set forth above, directors of the corporation shall be entitled to such indemnification rights and rights to receive advances, insurance coverage or other monetary protection in connection with their service as directors of the corporation or otherwise, while serving as directors of the corporation as the Board of Directors may direct or grant in a manner not inconsistent with Pennsylvania law.

         Section 603. Non-director Indemnification in Derivative Context. The corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Common Pleas or such other court shall deem proper.

         Section 604. Payments By Corporation. The indemnification provided for in the preceding sections shall be paid by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or other agent is proper under the circumstances because he has met the applicable standard of conduct. Such determination is to be made by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or in any other manner authorized by law which the Board of Directors shall direct; provided, however, that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any such suit, action or proceeding, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 605. Payment of Expenses. Expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation as advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 606. Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 607. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the specified statutory authority or the provisions of this Article VI.

ARTICLE VII.      FINANCIAL REPORTS TO SHAREHOLDERS.
------------      ----------------------------------

         Section 701. No Annual Report Required. Unless required by law, it is hereby expressly provided that the Directors of the corporation shall not be required (pursuant to any statutory provision or requirement of law applicable in the absence of this express provision), to send or cause to be sent to the shareholders of this corporation any annual financial report.

         Section 702. Optional Financial Reports. Nothing in these Bylaws shall be construed to prohibit the Board of Directors, the President, or other duly authorized officers from sending financial or other reports to the shareholders on an annual basis or from time to time, in such form as they may deem necessary or advisable in their discretion. It is hereby expressly provided that such reports need not be prepared by an independent public or certified accountant.

ARTICLE VIII.     LIABILITY OF DIRECTORS AND RELATION
-------------     OF OFFICERS TO CORPORATION.
                  -----------------------------------

         Section 801. Fiduciary Relationship. Officers of the corporation shall stand in and have a fiduciary relation to the corporation, and shall discharge the duties of their respective positions in good faith and with that diligence, care, including reasonable inquiry and skill which ordinarily prudent men and women would exercise under similar circumstances.

         Section 802. Liability of Directors to the Corporation. The directors of the corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action unless the director has breached or failed to perform the duties of his office according to the standards set forth in Section 602 of Article VI.

ARTICLE IX.       CORPORATE RECORDS.
-----------       ------------------

         Section 901. Proceedings of Shareholders and Directors. There shall be kept at the registered office of the Corporation an original or duplicate record of the proceedings of the shareholders and of the Directors, and the original or a copy of its Bylaws, including all amendments or alterations thereof to date, together with other necessary and appropriate corporate records.

         Section 902. Shareholders' Right to Examine Corporate Records. Every shareholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any purpose reasonably related to such person's interests as a shareholder, the share register, books or records of account, and records of the proceedings of the shareholders and Board of Directors, and make copies of extracts therefrom provided, however, that the Board of Directors shall be entitled to exercise such specific rights as the corporation may have under the law to keep confidential such records which contain business secrets, the disclosure of which would be injurious to the best interests of the corporation and its shareholders. If any attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business.

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

ARTICLE X.        SHARES OF CAPITAL STOCK.
----------        ------------------------

         Section 1001. Share Certificates. Every shareholder in the corporation shall be entitled to receive a certificate representing the shares owned by him. Said share certificates shall be numbered and registered in the books of the Corporation, as they are issued.

         Section 1002. Contents of Share Certificates. Said share certificates shall state: (1) the name of the Commonwealth of Pennsylvania; (2) the name of the registered holder of the shares represented thereby; (3) the number and class of shares and the designation of the series, if any, which the certificate represents; and (4) the par value of each share represented, or a statement that the shares are without par value. If the corporation is authorized to issue more than one (1) class of stock, then upon the face or back of the certificate there shall be set forth (or a statement shall appear that the Corporation will furnish to any shareholder, upon request and without charge) a full summary statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Section 1003. Signatures on Share Certificates. Each such certificate shall be signed by the President or Vice President, and by the Secretary or Treasurer (or Assistant Secretary or Assistant Treasurer), or by such other officers as may be designated by the Board of Directors, and sealed with the corporate seal of the corporation. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such authorized officer may be facsimile. In case any officer who has signed, or whose facsimile signature has been used on, any certificate or certificates shall cease to be such officer of the corporation, before such certificate is issued, it may be issued by the corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

         Section 1004. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and, in the manner and to the extent required by the Board of Directors, shall advertise the same, give the corporation a bond of indemnity with sufficient surety to protect the corporation or any person injured by the issue of a new certificate from any liability or expense which it or they may incur by reason of the fact that the original certificate remains outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always to the approval of the Board of Directors.

         Section 1005. Transfer of Shares. All transfers of shares of the corporation shall be made upon the books of the corporation upon surrender to the corporation or the transfer agent of the corporation of a certificate or certificates for shares, duly endorsed by the person named in the certificate or by attorney, lawfully constituted in writing, or accompanied by proper evidence of succession, assignment or authority to transfer. Thereupon, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificates and record the transaction upon its books.

         Section 1006. Agreements Restricting Transfer of Shares. The Board of Directors may authorize the corporation to become party to agreements with shareholders and others relating to transfer, repurchase, and issuance, of shares of stock of the corporation; provided, however, that such agreement must be filed with the corporation and all share certificates affected thereby shall have clearly imprinted thereon a legend containing such agreement or referring thereto.

         Section 1007. Registered Shareholders. The corporation may treat the person registered on its books as the holder of any shares as the absolute owner thereof, and as the one entitled to vote such shares and receive dividends thereon.

         Section 1008. Determination of Shareholders to Record. The Board of Directions may fix a time not more than forty (40) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividends, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixes as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon. Unless a record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or vote at such meeting.

         Section 1009. Voting Trusts. Unless the laws of the Commonwealth of Pennsylvania or the Articles of Incorporation of the corporation shall otherwise provide, two (2) or more shareholders of the corporation may, by agreement in writing, surrender their shares to the corporation and cause new certificates to be issued therefor in the name of the trustee or trusts, all in accordance with the agreement and Pennsylvania law. The duration of such voting trust shall not exceed ten (10) years.

ARTICLE XI.  DIVIDENDS AND OTHER DISTRIBUTIONS TO SHAREHOLDERS.
-----------  --------------------------------------------------

         Section 1101. Dividends. Subject to applicable Pennsylvania law, and in accordance with the provisions thereof at the pertinent time, the Board of Directors of the corporation may from time to time declare, and the corporation may pay, dividends on its outstanding shares in cash or property other than its own shares, except when the corporation is 'insolvent, or when the payment thereof would render the corporation insolvent, or when the declaration or payment thereof would be contrary to any restriction contained in the Articles of Incorporation, but

                  (1) Dividends may be declared and paid in cash or property only out of unreserved and unrestricted earned surplus of the corporation, except as otherwise provided by statute; and


                  (2) No dividends shall be paid which would reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the corporation in the event of liquidation. The Board of Directors may also, from time to time, distribute to the holders of the corporation's outstanding shares having a cumulative preferential right to receive dividends in discharge of their cumulative dividend rights, dividends payable in cash out of the unrestricted capital surplus of the corporation, if at the time the corporation has no earned surplus and is not insolvent and would not thereby be rendered insolvent. Each such distribution, when made, shall be identified as a payment of cumulative dividends out of capital surplus.

         Section 1102. Distribution of Shares of the Corporation. The Board of Directors of the corporation may, from time to time, distribute pro rata to holders of any class or classes of its issued shares, treasury shares and authorized but unissued shares, but

                  (1) If distribution is made, in the corporation's authorized but unissued shares having a par value, there shall be transferred to stated capital at the time of such distribution an amount of surplus at least equal to the aggregate par value of the shares so issued;

                  (2) If a distribution is made in the corporation's authorized but unissued shares without par value, the Board of Directors may fix a stated value for the shares so issued, and there shall be transferred to stated capital, at the time of such distribution, an amount of surplus equal to the aggregate stated value, if any, so fixed;

                  (3) The amount per share so transferred to stated capital, or the fact that there was no such transfer, shall be disclosed to the shareholders receiving such distribution concurrently with the distribution thereof;

                  (4) No distribution of shares of any class shall be made to holders of shares of any other class unless the articles so provide or such distribution is authorized by the affirmative vote or written consent of the holders of a majority of the outstanding shares of the class in which the distribution is to be made.

         In lieu of issuing fractional shares in any such distribution, the corporation may pay in cash the fair value thereof, as determined by the Board of Directors, to shareholders entitled thereto.

         Section 1103. Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors, from time to time, in their absolute discretion determine as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for the purchase of additional property, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation. The Board of Directors may abolish or modify any such reserve.

         Section 1104. Distributions in Partial Liquidation. The Board of Directors of the corporation may, from time to time, distribute to the shareholders in partial liquidation, out of unrestricted capital surplus of the corporation, a portion of its assets in cash or property, subject to the following conditions:

                  (1) No such distribution shall be made at a time when the corporation is insolvent or when such distribution would render the corporation insolvent.

                  (2) No such distribution shall be made unless such distribution shall have been authorized by the prior affirmative vote, obtained within one (1) year of such distribution, of the holders of at least a majority of the outstanding shares of each class, whether or not entitled to vote thereon by the provisions of the articles;

                  (3) No such distribution shall be made to the holders of any class of shares unless all cumulative dividends accrued on all classes of shares entitled to preferential dividends, prior to dividends on the shares to the holders of which such distribution is to be made, shall have been fully paid;

                  (4) No such distribution shall be made to the holders of any class of shares which would reduce the remaining net assets of the corporation below the aggregate preferential amount payable in event of voluntary liquidation to the holders of shares; having preferential rights to the, assets of the corporation in the event of liquidation.

         (5) Each such distribution, when made, shall be identified as a distribution in partial liquidation and the amount per share disclosed to the shareholders receiving the same concurrently with the distribution thereof.

ARTICLE XII.      MISCELLANEOUS.
------------      --------------

         Section 1201. Fiscal Year. The fiscal year of the corporation shall be as fixed by resolution of the Board of Directors. If the Board of Directors shall not do so, the President shall fix the fiscal year.

         Section 1202. Signing Checks. All checks or demands for money and notes of the corporation shall be signed by such officer, officers, or other person or persons as the Board of Directors may from time to time designate.

         Section 1203. Designation of Presiding and Recording Officers. The Directors or shareholders, at any meeting of Directors or shareholders, as the case may be, shall have the right to designate any person, whether or not an officer, director or shareholder to preside over, or record the proceedings of, such meeting.

         Section 1204. Written Notice of Meetings. Whenever written notice is required to be given to any person pursuant to law, the Articles of Incorporation or these Bylaws, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or to his business or other address supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in case of a special meeting of the shareholders, the general nature of the business to be transacted.

         Section 1205. Waiver of Notice. Whenever any written notice is required to be given pursuant to law, by the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was now lawfully called or convened.

         Section 1206. Text of Proposed Resolution in Written Notice. Whenever the language of a proposed resolution is included in a written notice to shareholders, the shareholders' meeting considering the resolution may adopt it, with such clarifying or other amendments as do not enlarge its original purpose, without further notice to shareholders not present in person or by proxy.

         Section 1207. Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be defined by and in accordance with the Pennsylvania Business corporation Law, the

Director's Liability Act and other applicable laws as such laws and these Bylaws are interpreted by the corporation's counsel.

         Section 1208. Headings; Pronouns. The headings of the Several Articles and Sections of these Bylaws are for convenience of reference only, and shall not be relied upon in the interpretation hereof. Pronouns used herein shall be deemed to include the masculine, feminine and neuter, singular and plural, as their context may require.

ARTICLE XIII.     AMENDMENTS.
-------------     -----------

         Section 1301. Amendment by Shareholders. These Bylaws may be altered, amended or repealed by a majority vote of all of the shares of stock of the corporation issued and outstanding and entitled to vote at any annual or special meetings of the shareholders duly convened after appropriate notice to the shareholders of such proposed alteration, amendment or repeal.

         Section 1302. Amendment by the Board of Directors. These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board duly convened after appropriate notice to the Directors of such proposed alteration, amendment or repeal.

         Section 1303. Recording Amendments and Alterations. The text of all amendments and alterations to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or alteration and a notation of whether such amendment or alteration was adopted by the shareholders or the Board of Directors.

ARTICLE XIV.      ADOPTION OF BYLAWS RECORD OR AMENDMENT.
------------      ---------------------------------------

         Section 1401. These Bylaws have been adopted and filed with the undersigned to be effective as of the 25th day of February, 1987.

                                                /s/ JOSEPH J. DIESSO
                                                --------------------------------
                                                JOSEPH J. DIESSO, Secretary
                                      21

Section 1402. Amendment to Bylaws.

         Section Amended            Date Amended              Adopted By
         ---------------            ------------              ----------



















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